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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 19, 2004

ANCONA MINING CORPORATION
 (Exact name of registrant as specified in its charter)

NEVADA	000-33191	88-0436055
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1035 Laurier Street West
Montreal, Quebec H2V 2L1
 (Address of principal executive offices and Zip Code)

(514) 274-1115
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO MATERIAL DEFINITIVE CONTRACT

On September 23, 2004, VisualMed Clinical Systems Corporation, a Nevada corporation ("VCSC") entered into an agreement (the "Agreement") with Ancona Mining Corporation, a Nevada corporation, the Registrant ("Ancona") wherein Ancona agreed to issue 21,244,000 restricted shares of common stock in exchange for certain assets of VCSC. The assets consist of Commercial Contracts, Fixed Assets, other Assets and Receivables.

In addition to the foregoing, until a private placement, US$1,500,000 maximum $4,000,000 is completed by Ancona, Ancona will assume and pay up to US$100,000 per month, the amounts to be disbursed to maintain the on-going costs related to the operation of VCSC. The amounts paid by Ancona will be reimbursed to Ancona from the proceeds of the private placement.

Further, Ancona will assume and pay up to a maximum of CND$304,000, the amounts to be disbursed from July 1, 2004 to closing of the Agreement to maintain the ongoing operating costs related to the operation of VCSC. The CND$304,000 shall be calculated and paid on the sooner of the date of closing of the private placement described above or January 31, 2005.

Further, 12,500,000 shares of common stock owned by Hugh Grenfal, Jr. has been transferred to Capex Investments Limited ("Capex") and will be cancelled and 12,500,000 shares of common stock owned by Sergei Stetsenko has been transferred to Capex and will be cancelled.

On October 13, 2004, the foregoing transaction closed. The 25,000,000 shares owned by Capex have been cancelled and 21,244,000 restricted shares of common stock have been issued to VCSC.

ITEM 5.01     CHANGES IN CONTROL

On October 13, 2004, the transaction described in Item 1.01 of this report closed. 21,244,000 restricted shares of common stock were issued to the VCSC in exchange for certain assets and the 25,000,000 shares owned by Capex were cancelled.

The following sets forth persons or entities owning 5% or more of the outstanding shares of common stock after closing:

	Name and Address of	Amount and nature	Percent of
Title of Class	Beneficial Owner	of Ownership[1]	class

Common Stock	VisualMed Clinical Systems	21,244,000	80.00%
	Corporation ("VCSC")	Direct
391, Laurier West
Montreal, Quebec, Canada
H2W 2K3

VCSC is a publicly traded company whose shares are traded on the Pink Sheets under the symbol VSMD. The 21,244,000 shares of common stock will be restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

Security ownership of management - The following sets forth as of October 6, 2004, all shares of common stock owned by all directors and nominees, each executive officer, and directors and executive officers as a group. As of October 6, 2004 there are 30,311,000 shares of common stock outstanding:

			Amount and
	Name of		Nature of	Percent of
Title of Class	Beneficial Owner	Position with Company	Ownership	Class

Common Stock	Hugh Grenfal, Jr.	President, Principal Executive	-0-	0.00%
		Officer, Treasurer, Principal
		Financial Officer, and Director

Common Stock	Sergei Stetsenko	Secretary and Director	-0-	0.00%

Common Stock	Gerard Dab	Chairman, Chief Executive	-0-	0.00%
		Officer, Secretary and Director
		Nominee

Common Stock	Art Gelston M.D.	President, Chief Science Officer	-0-	0.00%
		and Director Nominee

Common Stock	Philippe Panzini	Director Nominee	-0-	0.00%

Common Stock	Louis J. Lombardo	Director Nominee	-0-	0.00%

Common Stock	Philippe Rainville	Treasurer, Principal Financial	-0-	0.00%
		Officer, Principal Accounting
		Officer Nominee

Common Stock	Jayne H. Kirby	VP Finance Nominee	-0-	0,00%

Common Stock	Barry Scharf	VP Operations Nominee	-0-	0.00%

Common Stock	Michel Maksud	VP Technology Nominee	-0-	0.00%

All current officers			-0-	0.00%
and directors as a
group (2 persons)

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	10.1	VisualMed Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of October, 2004.

ANCONA MINING CORPORATION

BY:	/s/ Gerard Dab
Gerard Dab, Chairman of the Board and Chief Executive Officer